Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated February 26, 2020, relating to the balance sheet of LongView Acquisition Corp. as of February 12, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from February 4, 2020 (date of inception) through February 12, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
May 1, 2020